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                                  EXHIBIT 32.2

CERTIFICATION BY THE SENIOR FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, I, David M. Mulder, hereby certify that, to the best of my knowledge, the Quarterly Report of Salton, Inc. on Form 10-Q for the quarterly period ended October 1, 2005 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of Salton, Inc.


                                        By: /s/ David M. Mulder
                                            ------------------------------------
                                            David M. Mulder
                                            Executive Vice President, Chief
                                            Administrative Officer and Senior
                                            Financial Officer

November 10, 2005

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. (the Exchange Act). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Salton, Inc. and will be retained by Salton, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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